Exhibit 99.1

For Immediate Release
January 17, 2017

For More Information
Trisha Voltz Carlson
SVP, Investor Relations Manager
504.299.5208
trisha.carlson@hancockwhitney.com

Hancock reports fourth quarter 2016 EPS of $.64
Beat Core Pre-tax pre-provision Income Goal for 2016 by $11 million; Up 25% vs. 2015

GULFPORT, Miss.  (January 17, 2017) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the fourth quarter of 2016. Net income for the fourth quarter of 2016 was $51.8 million, or $.64 per diluted common share (EPS), compared to $46.7 million, or $.59 EPS in the third quarter of 2016 and $15.3 million, or $.19 EPS, in the fourth quarter of 2015. Net income for the full year of 2016 was $149.3 million, or $1.87 EPS, compared to $131.5 million, or $1.64 EPS, for the full year of 2015.

Highlights of the company's fourth quarter 2016 results (compared to third quarter 2016):

•	Earnings up approximately 11%
o	Revenue up 3%
o	Noninterest income up almost 5%
o	Loan loss provision decreased 24% to $14.5 million, compared to $19.0 million
•	Core pre-tax pre-provision (core PTPP) income of $87.2 million, up $1.1 million or 1% (up $67.7 million, or 25%, 2016 vs. 2015)
•	Total loans up $681 million, or 17% linked-quarter annualized (LQA)
•	Net interest margin (NIM) of 3.26% up 6 basis points (bps); core NIM up 7 bps to 3.19%
•	Energy loans comprise 8.4% of total loans, down from 8.7%
•	Allowance for the energy portfolio totals $106.5 million, or 7.5% of energy loans
•	Tangible common equity (TCE) ratio up 71 bps to 8.64%; company raised $259 million of new capital on December 16, 2016
•	Signed an agreement to purchase certain assets and liabilities, including 9 branches, from First NBC Bank; the transaction is expected to close in the first quarter of 2017

"This quarter's results reflect continued progress in achieving the goals we put in place in late 2014," said President and CEO John M. Hairston. "Our net income for 2016 was up almost 14% compared to 2015 and we successfully exceeded our goal for core pre-tax pre-provision income, growing it by 25% in 2016 compared to 2015. We did this through organic balance sheet growth of over $1 billion, margin stability, expanding sources of noninterest income and keeping expenses flat. I am extremely proud of our 3,800 associates for achieving this goal and I look forward to continuing the momentum in 2017."

Hancock reports fourth quarter 2016 financial results
January 17, 2017

Loans
Total loans at December 31, 2016 were $16.8 billion, up approximately $681 million from September 30, 2016. Loans to energy-related companies increased $12 million, or less than 1%, linked-quarter. The company's net loan growth during the quarter was diversified across the footprint and also in areas identified as part of the company's revenue-generating initiatives.

Average loans totaled $16.3 billion for the fourth quarter of 2016, up $300 million, or 2%, linked-quarter.

Energy
At December 31, 2016, loans to the energy industry totaled $1.4 billion, or 8.4% of total loans. As noted earlier, the energy portfolio was up less than 1% linked-quarter ($12 million) and is comprised of credits to both the exploration and production (E&P) sector and the support and services sectors.  Payoffs and paydowns of approximately $62 million, plus charge-offs of approximately $12 million, were partially offset by approximately $57 million of draws on existing lines and $29 million in new E&P credit relationships.

The impact and severity of future risk rating migration, as well as any associated provisions or net charge-offs, will depend on overall oil prices and the duration of the cycle. As previously noted, even with improving oil prices, management still expects a continued lag in the recovery of energy service and support credits. Reserve-based lending credits are beginning to show signs of improvement given the stabilization in oil prices, and we expect improvement in land-based services, and non-drilling services in the Gulf of Mexico to follow.

Management currently estimates that charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycle, of which approximately $42 million has been taken to-date ($12 million in the fourth quarter of 2016). While we expect additional charge-offs in the portfolio, we continue to believe the impact on the company of the energy cycle will be manageable and our capital will remain solid.

Deposits
Total deposits at December 31, 2016 were $19.4 billion, up $539 million, or 3%, from September 30, 2016. Average deposits for the fourth quarter of 2016 were $18.9 billion, up $202 million, or 1%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $7.7 billion at December 31, 2016, up $115 million, or 2%, from September 30, 2016. DDAs comprised 39% of total period-end deposits at December 31, 2016.

Interest-bearing transaction and savings deposits totaled $6.9 billion at the end of the fourth quarter of 2016, up $290 million, or 4%, from September 30, 2016. Time deposits of $2.3 billion were down $36 million, or 2%, while interest-bearing public fund deposits increased $170 million, or 7%, to $2.6 billion at December 31, 2016.

Asset Quality
Nonperforming assets (NPAs) totaled $377 million at December 31, 2016, up $46 million from September 30, 2016. During the fourth quarter of 2016, total nonperforming loans increased approximately $47 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $1 million. The linked-quarter increase in nonperforming loans includes $32 million in two restructured accruing energy credits. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 2.25% at December 31, 2016, up 19 bps from September 30, 2016.

Hancock reports fourth quarter 2016 financial results
January 17, 2017

The total allowance for loan losses (ALLL) was $229.4 million at December 31, 2016, down $6.6 million from September 30, 2016. The ratio of the allowance for loan losses to period-end loans was 1.37% at December 31, 2016, down from 1.47% at September 30, 2016. The allowance for credits in the energy portfolio totaled $106.5 million, or 7.54% of energy loans, at December 31, 2016, down from $118.3 million, or 8.45% of energy loans, at September 30, 2016.

Net charge-offs from the non-purchased credit impaired (PCI) loan portfolio were $20.4 million, or 0.50% of average total loans on an annualized basis in the fourth quarter of 2016, up from $9.5 million, or 0.24%  of average total loans in the third quarter of 2016. Included in the fourth quarter's total are $11.9 million in charge-offs related to one energy credit in the drilling support sector.  Energy charge-offs were $4.4 million in the third quarter of 2016.

During the fourth quarter of 2016, Hancock recorded a total provision for loan losses of $14.5 million, down from $19.0 million in the third quarter of 2016.

Net Interest Income and Net Interest Margin
Net interest income (TE) for the fourth quarter of 2016 was $175.3 million, up $5.0 million from the third quarter of 2016. During the fourth quarter, the impact on net interest income from purchase accounting adjustments (PAAs) declined $0.8 million to $3.8 million. Excluding the impact from purchase accounting items, core net interest income increased $5.8 million linked-quarter. The increase is due to the improvement in volume during the quarter. Average earning assets were $21.5 billion for the fourth quarter of 2016, up $265 million, or 1%, from the third quarter of 2016.

The reported net interest margin (TE) was 3.26% for the fourth quarter of 2016, up 6 bps from the third quarter of 2016. The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) increased 7 bps to 3.19% during the fourth quarter of 2016. The main driver of the expansion was a change in the mix of earning assets during the quarter coupled with an increase of 4 bps in the securities portfolio.

Noninterest Income
Noninterest income totaled $65.9 million for the fourth quarter of 2016, up $2.9 million, or 5%, from the third quarter of 2016. Included in the total is amortization of $1.2 million related to the FDIC indemnification asset, down from $1.5 million in the third quarter of 2016. Excluding the impact of this item, noninterest income totaled $67.1 million, up $2.6 million, or 4%, linked-quarter.

Service charges on deposits totaled $18.7 million for the fourth quarter of 2016, virtually unchanged from the third quarter of 2016. Bank card and ATM fees totaled $12.3 million, up $0.5 million, or 4%, from the third quarter of 2016.

Trust fees totaled $11.8 million, up $0.3 million, or 2% linked-quarter. Investment and annuity income and insurance fees totaled $5.1 million, down $0.3 million, or 6% linked-quarter.

Fees from secondary mortgage operations totaled $4.3 million for the fourth quarter of 2016, down $0.6 million, or 13% linked-quarter.

Other noninterest income (excluding the amortization of the FDIC indemnification asset noted above) totaled $14.7 million, up $2.8 million, or 24%, from the third quarter of 2016. The linked-quarter increase is primarily driven by a $3.3 million gain on sale of bank property.

Hancock reports fourth quarter 2016 financial results
January 17, 2017
Noninterest Expense & Taxes
 Noninterest expense for the fourth quarter of 2016 totaled $156.3 million, up $7.2 million, or 5%, from the third quarter of 2016. The increase linked-quarter is mainly driven by personnel expense and additional expenses related to the flooding in south Louisiana in August.

Total personnel expense was $87.6 million in the fourth quarter of 2016, up $4.4 million, or 5%, from the third quarter of 2016.The increase is related to additional incentive pay due mainly to the company meeting its overall corporate objectives for 2016.

Occupancy and equipment expense totaled $13.9 million in the fourth quarter of 2016, up $0.5 million, or 4%, from the third quarter of 2016.

Amortization of intangibles totaled $4.8 million for the fourth quarter of 2016, down $0.1 million, or 2%, linked-quarter.

ORE expenses totaled $0.6 million in the fourth quarter of 2016. Net gains on ORE dispositions exceeded ORE expense in the third quarter of 2016 by $5.2 million.

Other operating expense (excluding ORE) totaled $49.4 million in the fourth quarter of 2016, down $3.4 million, or 6%, from the third quarter of 2016. The decrease is mainly related to $4.0 million of expense from an early contract termination in the third quarter of 2016, partially offset by $1.2 million of insurance claims related to the August 2016 flooding in south Louisiana in the current quarter.

The effective income tax rate for the fourth quarter of 2016 was 18%. Management expects a return to the company's historical effective tax rate (25-27%) in 2017, excluding any changes in the tax code as a result of the presidential election. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital
Common shareholders' equity at December 31, 2016 totaled $2.7 billion. The tangible common equity (TCE) ratio was 8.64%, up 71 bps from September 30, 2016. On December 16, 2016 the company issued $259 million, or 6.325 million shares, of its common stock. No shares of the company's common stock were repurchased in the fourth quarter of 2016. There is no current buyback authorization in place, as the most recent authorization expired on September 30, 2016.  Additional capital ratios are included in the financial tables.

On December 30, 2016 the company announced it would deploy a portion of the net proceeds from its common stock offering to purchase certain assets and liabilities, including 9 branches, from First NBC Bank.  The impact of this transaction is expected to be reflected in the company's first quarter of 2017 results.

Conference Call and Slide Presentation
Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Wednesday, January 18, 2017 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock's website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to fourth quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor

Hancock reports fourth quarter 2016 financial results
January 17, 2017

Relations section of our website. A replay of the call will also be available through January 25, 2017 by dialing (855) 859-2056 or (404) 537-3406, passcode 45273259.

About Hancock Holding Company
Hancock Holding Company is a financial services company with regional business headquarters and locations across the Gulf South. The company's banking subsidiary provides comprehensive financial products and services through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank locations in Louisiana and Texas, including traditional, online, and mobile banking; commercial and small business banking; private banking; trust and investment services; certain insurance services; and mortgage services. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures
This news release includes non-GAAP financial measures to describe Hancock's performance. The reconciliations of those measures to GAAP measures are provided within Appendix A to this news release on page 17.

In this news release, consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent ("TE") basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

Over the past several quarters we have disclosed our focus on strategic initiatives that were designed to replace declining levels of purchase accounting income from acquisitions with improvement in core income, which the company defines as income excluding net purchase accounting income. The company presents core income non-GAAP measures including core net interest income and core net interest margin, core revenue and core pre-tax pre-provision profit. These measures are provided to assist the reader with better understanding of the company's performance period over period as well as providing investors with assistance in understanding the success management has experienced in executing its strategic initiatives.

We define Core Net Interest Income as net interest income excluding net purchase accounting accretion resulting from the fair market value adjustments related to acquired operations.  We define Core Net Interest Margin as reported core net interest income (TE) expressed as a percentage of average earning assets. A reconciliation of reported net interest income to core net interest income and reported net interest margin to core net interest margin is included in Appendix A.

We define Core Revenue as core net interest income (TE) and noninterest income less the amortization of the FDIC loss share receivable related to loans acquired in an FDIC assisted transaction. A reconciliation of total revenue to core revenue is included in Appendix A.

We define Core Pre-tax pre-provision Income as core revenue less noninterest expense, excluding nonoperating items and intangible asset amortization.  Management believes that core pre-tax pre-provision profit is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle.  A reconciliation of net income to core pre-tax pre-provision profit is included in Appendix A.

Hancock reports fourth quarter 2016 financial results
January 17, 2017
Important Cautionary Statement About Forward-Looking Statements
 This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management's predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the First NBC transaction on our performance and financial condition, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements.  Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "forecast," "goals," "targets," "initiatives," "focus," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic reports that we file with the SEC.

HANCOCK HOLDING COMPANY FINANCIAL HIGHLIGHTS (Unaudited)
	Three Months Ended			Twelve Months Ended
(amounts in thousands, except per share data)	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
INCOME STATEMENT DATA
Net interest income	$167,798	$163,513	$158,395	$659,116	$625,174
Net interest income (TE) (a)	175,314	170,297	162,635	684,955	638,762
Provision for loan losses	14,455	18,972	50,196	110,659	73,038
Noninterest income	65,893	63,008	59,653	250,781	237,284
Noninterest expense	156,283	149,058	156,030	612,315	619,655
Net income	51,831	46,719	15,307	149,296	131,461
Nonoperating items - pre-tax (for informational purposes only)	-	-	-	4,978	15,908

PERIOD-END BALANCE SHEET DATA
Loans	$16,752,151	$16,070,821	$15,703,314	$16,752,151	$15,703,314
Securities	5,017,128	4,843,112	4,463,792	5,017,128	4,463,792
Earning assets	21,881,520	21,085,398	20,753,095	21,881,520	20,753,095
Total assets	23,975,302	23,108,730	22,833,605	23,975,302	22,833,605
Noninterest-bearing deposits	7,658,203	7,543,041	7,276,127	7,658,203	7,276,127
Total deposits	19,424,266	18,885,477	18,348,912	19,424,266	18,348,912
Common shareholders' equity	2,719,768	2,489,127	2,413,143	2,719,768	2,413,143

AVERAGE BALANCE SHEET DATA
Loans	$16,323,897	$16,023,458	$15,198,232	$16,064,593	$14,433,367
Securities (b)	4,939,240	4,707,224	4,480,972	4,706,482	4,208,195
Earning assets	21,462,188	21,197,406	20,140,432	21,180,146	19,173,322
Total assets	23,437,530	23,202,790	22,171,216	23,178,633	21,245,020
Noninterest-bearing deposits	7,534,392	7,277,568	6,709,188	7,232,221	6,195,234
Total deposits	18,912,155	18,710,236	17,821,484	18,656,325	17,124,789
Common shareholders' equity	2,517,418	2,472,398	2,453,480	2,463,067	2,442,787

COMMON SHARE DATA
Earnings per share - diluted	$0.64	$0.59	$0.19	$1.87	$1.64
Cash dividends per share	0.24	0.24	0.24	0.96	0.96
Book value per share (period-end)	32.29	32.09	31.14	32.29	31.14
Tangible book value per share (period-end)	23.87	22.89	21.74	23.87	21.74
Weighted average number of shares - diluted	79,067	77,677	77,544	77,949	78,307
Period-end number of shares	84,235	77,571	77,496	84,235	77,496
Market data
High sales price	$45.50	$32.94	$30.96	$45.50	$32.98
Low sales price	31.73	24.49	23.35	20.01	23.35
Period-end closing price	43.10	32.43	25.17	43.10	25.17
Trading volume	43,664	42,809	48,789	184,460	185,523

PERFORMANCE RATIOS
Return on average assets	0.88%	0.80%	0.27%	0.64%	0.62%
Return on average common equity	8.19%	7.52%	2.48%	6.06%	5.38%
Return on average tangible common equity	11.42%	10.58%	3.53%	8.56%	7.72%
Tangible common equity ratio (c)	8.64%	7.93%	7.62%	8.64%	7.62%
Net interest margin (TE) (a)	3.26%	3.20%	3.21%	3.23%	3.33%
Average loan/deposit ratio	86.31%	85.64%	85.28%	86.11%	84.28%
Efficiency ratio (d)	62.82%	61.80%	67.63%	62.79%	66.14%
Allowance for loan losses as a percent of period-end loans	1.37%	1.47%	1.15%	1.37%	1.15%
Annualized net non-purchased credit impaired charge-offs to average loans	0.50%	0.24%	0.21%	0.37%	0.11%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	63.58%	74.75%	105.54%	63.58%	105.54%
Noninterest income as a percent of total revenue (TE) (a)	27.32%	27.01%	26.84%	26.80%	27.09%

FTE headcount	3,724	3,747	3,921	3,724	3,921

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.

HANCOCK HOLDING COMPANY QUARTERLY HIGHLIGHTS (Unaudited)
	Three Months Ended
(dollars in thousands, except per share data)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
INCOME STATEMENT DATA
Net interest income	$167,798	$163,513	$164,969	$162,836	$158,395
Net interest income (TE) (a)	175,314	170,297	171,165	168,179	162,635
Provision for loan losses	14,455	18,972	17,196	60,036	50,196
Noninterest income	65,893	63,008	63,694	58,186	59,653
Noninterest expense	156,283	149,058	150,942	156,032	156,030
Net income	51,831	46,719	46,907	3,839	15,307
Nonoperating items - pre-tax (for informational purposes only)	-	-	-	4,978	-

PERIOD-END BALANCE SHEET DATA
Loans	$16,752,151	$16,070,821	$16,035,796	$15,978,124	$15,703,314
Securities	5,017,128	4,843,112	4,806,370	4,667,837	4,463,792
Earning assets	21,881,520	21,085,398	21,037,622	20,821,513	20,753,095
Total assets	23,975,302	23,108,730	23,063,790	22,809,370	22,833,605
Noninterest-bearing deposits	7,658,203	7,543,041	7,151,416	7,108,598	7,276,127
Total deposits	19,424,266	18,885,477	18,816,869	18,656,150	18,348,912
Common shareholders' equity	2,719,768	2,489,127	2,463,365	2,421,040	2,413,143

AVERAGE BALANCE SHEET DATA
Loans	$16,323,897	$16,023,458	$16,059,846	$15,848,770	$15,198,232
Securities (b)	4,939,240	4,707,224	4,648,807	4,528,090	4,480,972
Earning assets	21,462,188	21,197,406	21,147,029	20,910,668	20,140,432
Total assets	23,437,530	23,202,790	23,138,591	22,932,515	22,171,216
Noninterest-bearing deposits	7,534,392	7,277,568	7,079,426	7,033,680	6,709,188
Total deposits	18,912,155	18,710,236	18,717,755	18,281,754	17,821,484
Common shareholders' equity	2,517,418	2,472,398	2,430,005	2,431,747	2,453,480

COMMON SHARE DATA
Earnings per share - diluted	$0.64	$0.59	$0.59	$0.05	$0.19
Cash dividends per share	0.24	0.24	0.24	0.24	0.24
Book value per share (period-end)	32.29	32.09	31.77	31.24	31.14
Tangible book value per share (period-end)	23.87	22.89	22.50	21.90	21.74
Weighted average number of shares - diluted	79,067	77,677	77,680	77,672	77,544
Period-end number of shares	84,235	77,571	77,538	77,508	77,496
Market data
High sales price	$45.50	$32.94	$27.84	$25.84	$30.96
Low sales price	31.73	24.49	21.93	20.01	23.35
Period-end closing price	43.10	32.43	26.11	22.96	25.17
Trading volume	43,664	42,809	41,668	56,319	48,789

PERFORMANCE RATIOS
Return on average assets	0.88%	0.80%	0.82%	0.07%	0.27%
Return on average common equity	8.19%	7.52%	7.76%	0.64%	2.48%
Return on average tangible common equity	11.42%	10.58%	11.04%	0.91%	3.53%
Tangible common equity ratio (c)	8.64%	7.93%	7.81%	7.69%	7.62%
Net interest margin (TE) (a)	3.26%	3.20%	3.25%	3.23%	3.21%
Average loan/deposit ratio	86.31%	85.64%	85.80%	86.69%	85.28%
Efficiency ratio (d)	62.82%	61.80%	62.14%	64.47%	67.63%
Allowance for loan losses as a percent of period-end loans	1.37%	1.47%	1.41%	1.36%	1.15%
Annualized net non-purchased credit impaired charge-offs to average loans	0.50%	0.24%	0.20%	0.54%	0.21%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	63.58%	74.75%	73.01%	74.55%	105.54%
Noninterest income as a percent of total revenue (TE) (a)	27.32%	27.01%	27.12%	25.70%	26.84%

FTE headcount	3,724	3,747	3,723	3,819	3,921

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.

HANCOCK HOLDING COMPANY INCOME STATEMENT (Unaudited)
	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
Interest income	$185,867	$182,153	$174,310	$732,167	$679,646
Interest income (TE)	193,383	188,937	178,550	758,006	693,234
Interest expense	18,069	18,640	15,915	73,051	54,472
Net interest income (TE)	175,314	170,297	162,635	684,955	638,762
Provision for loan losses	14,455	18,972	50,196	110,659	73,038
Noninterest income	65,893	63,008	59,653	250,781	237,284
Noninterest expense	156,283	149,058	156,030	612,315	619,655
Income before income taxes	62,953	58,491	11,822	186,923	169,765
Income tax expense	11,122	11,772	(3,485)	37,627	38,304
Net income	$51,831	$46,719	$15,307	$149,296	$131,461
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,694	$18,716	$18,971	$74,187	$72,813
Trust fees	11,764	11,512	11,287	46,589	45,627
Bank card and ATM fees	12,317	11,808	11,792	47,427	46,480
Investment & annuity fees	4,212	4,289	4,632	18,477	20,669
Secondary mortgage market operations	4,277	4,917	2,884	16,282	12,579
Insurance commissions and fees	866	1,088	1,980	4,501	8,567
Amortization of FDIC loss share receivable	(1,240)	(1,539)	(1,713)	(5,918)	(5,747)
Other income	14,714	11,866	9,822	47,482	35,961
Securities transactions, net	289	351	(2)	1,754	335
Total noninterest income	$65,893	$63,008	$59,653	$250,781	$237,284
Personnel expense	$87,551	$83,163	$85,315	$339,692	$332,120
Net occupancy expense	10,478	10,068	10,639	41,296	44,788
Equipment expense	3,460	3,349	3,871	13,663	15,481
Other real estate expense, net	615	(5,214)	1,361	(3,804)	2,740
Other operating expense	49,413	52,806	49,153	196,709	184,101
Amortization of intangibles	4,766	4,886	5,691	19,781	24,184
Total operating expense	156,283	149,058	156,030	607,337	603,414
Nonoperating expense	-	-	-	4,978	16,241
Total noninterest expense	$156,283	$149,058	$156,030	$612,315	$619,655
COMMON SHARE DATA
Earnings per share:
Basic	$0.64	$0.59	$0.19	$1.87	$1.64
Diluted	0.64	0.59	0.19	1.87	1.64

HANCOCK HOLDING COMPANY INCOME STATEMENT (Unaudited)
	Three months ended
(dollars in thousands)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Interest income	$185,867	$182,153	$183,506	$180,641	$174,310
Interest income (TE)	193,383	188,937	189,702	185,984	178,550
Interest expense	18,069	18,640	18,537	17,805	15,915
Net interest income (TE)	175,314	170,297	171,165	168,179	162,635
Provision for loan losses	14,455	18,972	17,196	60,036	50,196
Noninterest income	65,893	63,008	63,694	58,186	59,653
Noninterest expense	156,283	149,058	150,942	156,032	156,030
Income before income taxes	62,953	58,491	60,525	4,954	11,822
Income tax expense	11,122	11,772	13,618	1,115	(3,485)
Net income	$51,831	$46,719	$46,907	$3,839	$15,307
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,694	$18,716	$18,394	$18,383	$18,971
Trust fees	11,764	11,512	12,089	11,224	11,287
Bank card and ATM fees	12,317	11,808	11,954	11,348	11,792
Investment & annuity fees	4,212	4,289	5,043	4,933	4,632
Secondary mortgage market operations	4,277	4,917	4,176	2,912	2,884
Insurance commissions and fees	866	1,088	1,240	1,307	1,980
Amortization of FDIC loss share receivable	(1,240)	(1,539)	(1,526)	(1,613)	(1,713)
Other income	14,714	11,866	11,556	9,346	9,822
Securities transactions, net	289	351	768	346	(2)
Total noninterest income	$65,893	$63,008	$63,694	$58,186	$59,653
Personnel expense	$87,551	$83,163	$84,237	$84,741	$85,315
Net occupancy expense	10,478	10,068	10,394	10,356	10,639
Equipment expense	3,460	3,349	3,080	3,774	3,871
Other real estate expense, net	615	(5,214)	350	445	1,361
Other operating expense	49,413	52,806	47,876	46,614	49,153
Amortization of intangibles	4,766	4,886	5,005	5,124	5,691
Total operating expense	156,283	149,058	150,942	151,054	156,030
Nonoperating expense	-	-	-	4,978	-
Total noninterest expense	$156,283	$149,058	$150,942	$156,032	$156,030

HANCOCK HOLDING COMPANY PERIOD-END BALANCE SHEET (Unaudited)
	Three Months Ended
(dollars in thousands)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
ASSETS
Commercial non-real estate loans	$7,613,917	$7,133,928	$7,132,519	$7,145,406	$6,995,824
Commercial real estate - owner occupied	1,906,821	1,901,825	1,916,200	1,923,347	1,859,469
Total commercial and industrial loans	9,520,738	9,035,753	9,048,719	9,068,753	8,855,293
Commercial real estate - income producing	2,013,890	1,990,309	2,024,471	1,752,745	1,553,082
Construction and land development loans	1,010,879	946,592	880,588	1,095,414	1,151,950
Residential mortgage loans	2,146,713	2,037,162	2,017,650	2,000,967	2,049,524
Consumer loans	2,059,931	2,061,005	2,064,368	2,060,245	2,093,465
Total loans	16,752,151	16,070,821	16,035,796	15,978,124	15,703,314
Loans held for sale	34,064	42,545	42,297	24,001	20,434
Securities	5,017,128	4,843,112	4,806,370	4,667,837	4,463,792
Short-term investments	78,177	128,920	153,159	151,551	565,555
Earning assets	21,881,520	21,085,398	21,037,622	20,821,513	20,753,095
Allowance for loan losses	(229,418)	(236,061)	(226,086)	(217,794)	(181,179)
Goodwill	621,193	621,193	621,193	621,193	621,193
Other intangible assets, net	87,757	92,523	97,409	102,414	107,538
Other assets	1,614,250	1,545,677	1,533,652	1,482,044	1,532,958
Total assets	$23,975,302	$23,108,730	$23,063,790	$22,809,370	$22,833,605

LIABILITIES
Noninterest-bearing deposits	$7,658,203	$7,543,041	$7,151,416	$7,108,598	$7,276,127
Interest-bearing transaction and savings deposits	6,910,466	6,620,373	6,754,513	7,043,484	6,767,881
Interest-bearing public fund deposits	2,563,758	2,394,148	2,354,234	2,152,903	2,253,645
Time deposits	2,291,839	2,327,915	2,556,706	2,351,165	2,051,259
Total interest-bearing deposits	11,766,063	11,342,436	11,665,453	11,547,552	11,072,785
Total deposits	19,424,266	18,885,477	18,816,869	18,656,150	18,348,912
Short-term borrowings	1,225,406	1,075,956	1,095,107	1,100,787	1,423,644
Long-term debt	436,280	463,710	468,028	471,245	490,145
Other liabilities	169,582	194,460	220,421	160,148	157,761
Total liabilities	21,255,534	20,619,603	20,600,425	20,388,330	20,420,462
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,989,611	1,726,756	1,722,454	1,719,454	1,715,794
Retained earnings	850,689	818,060	790,452	762,652	777,944
Accumulated other comprehensive income	(120,532)	(55,689)	(49,541)	(61,066)	(80,595)
Total common shareholders' equity	2,719,768	2,489,127	2,463,365	2,421,040	2,413,143
Total liabilities & shareholders' equity	$23,975,302	$23,108,730	$23,063,790	$22,809,370	$22,833,605
CAPITAL RATIOS
Tangible common equity	$2,010,818	$1,775,411	$1,744,764	$1,697,434	$1,684,388
Tier 1 capital (e)	2,185,812	1,887,468	1,854,073	1,818,580	1,844,992
Common equity (period-end) as a percent of total assets (period-end)	11.34%	10.77%	10.68%	10.61%	10.57%
Tangible common equity ratio	8.64%	7.93%	7.81%	7.69%	7.62%
Leverage (Tier 1) ratio (e)	9.56%	8.35%	8.22%	8.14%	8.55%
Tier 1 risk-based capital ratio (e)	11.28%	10.09%	9.94%	9.69%	9.96%
Total risk-based capital ratio (e)	13.24%	12.15%	11.96%	11.75%	11.86%
(e) Estimated for most recent period-end.

HANCOCK HOLDING COMPANY AVERAGE BALANCE SHEET (Unaudited)
	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
ASSETS
Commercial non-real estate loans	$7,322,497	$7,127,643	$6,643,961	$7,174,271	$6,250,796
Commercial real estate - owner occupied	1,890,649	1,929,212	1,860,506	1,900,262	1,784,354
Total commercial and industrial loans	9,213,146	9,056,855	8,504,467	9,074,533	8,035,150
Commercial real estate - income producing	2,004,025	2,017,323	1,523,903	1,858,323	1,454,716
Construction and land development loans	965,382	873,877	1,100,502	1,026,348	1,105,348
Residential mortgage loans	2,085,081	2,019,807	2,028,688	2,044,718	1,960,420
Consumer loans	2,056,263	2,055,596	2,040,672	2,060,671	1,877,733
Total loans	16,323,897	16,023,458	15,198,232	16,064,593	14,433,367
Loans held for sale	32,398	38,687	16,717	28,777	18,101
Securities (f)	4,939,240	4,707,224	4,480,972	4,706,482	4,208,195
Short-term investments	166,653	428,037	444,511	380,294	513,659
Earning assets	21,462,188	21,197,406	20,140,432	21,180,146	19,173,322
Allowance for loan losses	(237,316)	(228,603)	(140,798)	(217,550)	(133,470)
Goodwill and other intangible assets	711,255	716,097	731,414	718,592	740,666
Other assets	1,501,403	1,517,890	1,440,168	1,497,445	1,464,502
Total assets	$23,437,530	$23,202,790	$22,171,216	$23,178,633	$21,245,020

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$7,534,392	$7,277,568	$6,709,188	$7,232,221	$6,195,234
Interest-bearing transaction and savings deposits	6,761,923	6,732,815	7,065,338	6,772,364	6,877,394
Interest-bearing public fund deposits	2,316,997	2,253,588	1,834,302	2,261,659	1,844,802
Time deposits	2,298,843	2,446,265	2,212,656	2,390,081	2,207,359
Total interest-bearing deposits	11,377,763	11,432,668	11,112,296	11,424,104	10,929,555
Total deposits	18,912,155	18,710,236	17,821,484	18,656,325	17,124,789
Short-term borrowings	1,367,504	1,366,236	1,229,603	1,412,194	1,025,133
Long-term debt	453,068	468,100	490,761	469,064	478,078
Other liabilities	187,385	185,820	175,888	177,983	174,233
Common shareholders' equity	2,517,418	2,472,398	2,453,480	2,463,067	2,442,787
Total liabilities & shareholders' equity	$23,437,530	$23,202,790	$22,171,216	$23,178,633	$21,245,020

(f) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)
	Three Months Ended
	12/31/2016			9/30/2016			12/31/2015
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$12,182.5	$116.8	3.81%	$11,948.1	$114.4	3.81%	$11,128.8	106.2	3.79%
Residential mortgage loans	2,085.1	20.7	3.98%	2,019.8	20.2	4.01%	2,028.7	20.6	4.07%
Consumer loans	2,056.3	26.5	5.13%	2,055.6	26.7	5.18%	2,040.7	25.9	5.03%
Loan fees & late charges	-	(0.5)	0.00%	-	(0.8)	0.00%	-	(0.5)	0.00%
Total loans (TE) (i)	16,323.9	163.5	3.99%	16,023.5	160.5	3.99%	15,198.2	152.2	3.98%
Loans held for sale	32.4	0.3	3.59%	38.7	0.3	3.34%	16.7	0.2	4.40%
US Treasury and government agency securities	97.9	0.5	1.93%	60.1	0.3	1.73%	50.0	0.2	1.68%
CMOs and mortgage backed securities	4,017.9	21.0	2.09%	3,965.4	20.6	2.08%	4,219.1	23.3	2.20%
Municipals (TE) (h)	819.3	7.9	3.86%	677.1	6.7	3.95%	205.8	2.3	4.45%
Other securities	4.1	0.0	1.79%	4.6	0.0	2.51%	6.1	-	1.80%
Total securities (TE) (g)	4,939.2	29.4	2.38%	4,707.2	27.6	2.34%	4,481.0	25.8	2.30%
Total short-term investments	166.7	0.2	0.49%	428.0	0.5	0.47%	444.5	0.3	0.30%
Average earning assets yield (TE)	$21,462.2	193.4	3.59%	$21,197.4	188.9	3.55%	$20,140.4	178.5	3.53%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,761.9	4.3	0.25%	$6,732.8	4.5	0.27%	$7,065.3	4.4	0.25%
Time deposits	2,298.8	5.2	0.90%	2,446.3	5.6	0.91%	2,212.7	4.3	0.76%
Public funds	2,317.0	2.5	0.43%	2,253.6	2.5	0.44%	1,834.3	1.5	0.32%
Total interest-bearing deposits	11,377.7	12.0	0.42%	11,432.7	12.6	0.44%	11,112.3	10.2	0.36%
Short-term borrowings	1,367.5	1.1	0.33%	1,366.2	1.0	0.30%	1,229.6	0.4	0.14%
Long-term debt	453.1	4.9	4.36%	468.1	5.0	4.28%	490.8	5.3	4.26%
Total borrowings	1,820.6	6.0	1.33%	1,834.3	6.0	1.32%	1,720.4	5.7	1.32%
Total interest-bearing liabilities cost	13,198.3	18.0	0.55%	13,267.0	18.6	0.56%	12,832.7	15.9	0.49%
Net interest-free funding sources	8,263.9			7,930.4			7,307.7
Total cost of funds	21,462.2	18.0	0.34%	21,197.4	18.6	0.35%	20,140.4	15.9	0.31%
Net Interest Spread (TE)		$175.4	3.05%		$170.3	2.99%		$162.6	3.03%
Net Interest Margin (TE)	$21,462.2	$175.4	3.26%	$21,197.4	$170.3	3.20%	$20,140.4	$162.6	3.21%

(g) Average securities does not include unrealized holding gains/losses on available for sale securities.
(h) Tax equivalent (te) amounts are calculated using a marginal federal income tax rate of 35%
(i) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)
	Twelve Months Ended
	12/31/2016			12/31/2015
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$11,959.2	$457.7	3.83%	$10,595.2	$419.1	3.95%
Residential mortgage loans	2,044.7	83.0	4.06%	1,960.4	81.2	4.14%
Consumer loans	2,060.6	105.8	5.13%	1,877.7	95.4	5.08%
Loan fees & late charges	-	(2.7)	0.00%	-	(0.1)	0.00%
Total loans (TE) (i)	16,064.5	643.8	4.01%	14,433.3	595.6	4.13%
Loans held for sale	28.8	1.0	3.55%	18.1	0.7	3.74%
US Treasury and government agency securities	64.6	1.2	1.78%	197.3	3.1	1.57%
CMOs and mortgage backed securities	4,044.3	86.5	2.14%	3,804.0	83.5	2.19%
Municipals (TE) (h)	592.7	23.7	4.00%	199.4	9.0	4.53%
Other securities	4.9	0.1	2.00%	7.5	0.2	2.76%
Total securities (TE) (g)	4,706.5	111.5	2.37%	4,208.2	95.8	2.28%
Total short-term investments	380.3	1.8	0.47%	513.7	1.2	0.24%
Average earning assets yield (TE)	$21,180.1	758.1	3.58%	$19,173.3	693.3	3.62%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,772.4	18.1	0.27%	$6,877.4	12.9	0.19%
Time deposits	2,390.1	21.4	0.90%	2,207.4	15.6	0.70%
Public funds	2,261.6	9.3	0.41%	1,844.8	5.4	0.30%
Total interest-bearing deposits	11,424.1	48.8	0.43%	10,929.6	33.9	0.31%
Short-term borrowings	1,412.1	4.1	0.29%	1,025.1	1.1	0.11%
Long-term debt	469.1	20.1	4.27%	478.1	19.5	4.08%
Total borrowings	1,881.2	24.2	1.28%	1,503.2	20.6	1.37%
Total interest-bearing liabilities cost	13,305.3	73.0	0.55%	12,432.8	54.5	0.44%
Net interest-free funding sources	7,874.8			6,740.5
Total cost of funds	21,180.1	73.0	0.34%	19,173.3	54.5	0.28%
Net Interest Spread (TE)		$685.1	3.03%		$638.8	3.18%
Net Interest Margin (TE)	$21,180.1	$685.1	3.23%	$19,173.3	$638.8	3.33%

(g) Average securities does not include unrealized holding gains/losses on available for sale securities.
(h) Tax equivalent (te) amounts are calculated using a marginal federal income tax rate of 35%.
(i) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY ASSET QUALITY INFORMATION (Unaudited)
	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
Nonaccrual loans (j)	$317,970	$302,810	$159,713	$317,970	$159,713
Restructured loans - still accruing	39,818	8,059	4,297	39,818	4,297
Total nonperforming loans	357,788	310,869	164,010	357,788	164,010
ORE and foreclosed assets	18,943	19,806	27,133	18,943	27,133
Total nonperforming assets	$376,731	$330,675	$191,143	$376,731	$191,143
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.25%	2.06%	1.22%	2.25%	1.22%
Accruing loans 90 days past due	$3,039	$4,933	$7,653	$3,039	$7,653
Accruing loans 90 days past due as a percent of loans	0.02%	0.03%	0.05%	0.02%	0.05%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.26%	2.09%	1.26%	2.26%	1.26%
ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$236,061	$226,086	$139,576	$181,179	$128,762
Net provision for loan losses - purchased credit impaired loans	(681)	(416)	(1,669)	(1,404)	(3,055)
Provision for loan losses - non-purchased credit impaired loans	15,136	19,388	51,865	112,063	76,093
Net provision for loan losses	14,455	18,972	50,196	110,659	73,038
(Decrease)increase in FDIC loss share receivable	(930)	410	(816)	(3,957)	(2,800)
Net charge-offs - purchased credit impaired	(256)	(124)	(100)	(594)	1,609
Charge-offs - non-purchased credit impaired	24,395	12,439	11,602	72,888	29,163
Recoveries - non-purchased credit impaired	(3,971)	(2,908)	(3,725)	(13,831)	(12,951)
Net charge-offs	20,168	9,407	7,777	58,463	17,821
Ending Balance	$229,418	$236,061	$181,179	$229,418	$181,179
Allowance for loan losses as a percent of period-end loans	1.37%	1.47%	1.15%	1.37%	1.15%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	63.58%	74.75%	105.54%	63.58%	105.54%
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$13,495	$4,330	$2,465	$38,586	$2,914
Residential mortgage loans	(230)	299	75	181	948
Consumer loans	7,159	4,902	5,337	20,290	12,350
Total net charge-offs - non-purchased credit impaired	$20,424	$9,531	$7,877	$59,057	$16,212
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.44%	0.14%	0.09%	0.32%	0.03%
Residential mortgage loans	(0.04)%	0.06%	0.01%	0.01%	0.05%
Consumer loans	1.39%	0.95%	1.04%	0.98%	0.66%
Total net charge-offs - non-purchased credit impaired to average loans	0.50%	0.24%	0.21%	0.37%	0.11%

(j) Included in nonaccrual loans are nonaccruing restructured loans totaling $81.9 million, $48.2 million, and $8.8 million at 12/31/16, 9/30/16 and 12/31/15, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Purchased credit impaired loans include loans covered by FDIC loss share agreement totaling $148.0 million, $152.3 million and $170.1 million as of 12/31/16, 9/30/16 and 12/31/15, respectively.

HANCOCK HOLDING COMPANY ASSET QUALITY INFORMATION (Unaudited)
	Three months ended
(dollars in thousands)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Nonaccrual loans (j)	$317,970	$302,810	$265,722	$237,303	$159,713
Restructured loans - still accruing	39,818	8,059	35,974	45,620	4,297
Total nonperforming loans	357,788	310,869	301,696	282,923	164,010
ORE and foreclosed assets	18,943	19,806	23,374	24,032	27,133
Total nonperforming assets	$376,731	$330,675	$325,070	$306,955	$191,143
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.25%	2.06%	2.02%	1.92%	1.22%
Accruing loans 90 days past due	$3,039	$4,933	$7,982	$9,226	$7,653
Accruing loans 90 days past due as a percent of loans	0.02%	0.03%	0.05%	0.06%	0.05%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.26%	2.09%	2.07%	1.98%	1.26%
Allowance for loan losses	$229,418	$236,061	$226,086	$217,794	$181,179
Allowance for loan losses as a percent of period-end loans	1.37%	1.47%	1.41%	1.36%	1.15%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	63.58%	74.75%	73.01%	74.55%	105.54%
Provision for loan losses	$14,455	$18,972	$17,196	$60,036	$50,196
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$13,495	$4,330	$3,685	$17,076	$2,465
Residential mortgage loans	(230)	299	238	(126)	75
Consumer loans	7,159	4,902	3,880	4,349	5,337
Total net charge-offs - non-purchased credit impaired	$20,424	$9,531	$7,803	$21,299	$7,877
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.44%	0.14%	0.12%	0.59%	0.09%
Residential mortgage loans	(0.04)%	0.06%	0.05%	(0.02)%	0.01%
Consumer loans	1.39%	0.95%	0.76%	0.84%	1.04%
Total net charge-offs - non-purchased credit impaired to average loans	0.50%	0.24%	0.20%	0.54%	0.21%
AVERAGE LOANS
Commercial & real estate loans	$12,182,553	$11,948,056	$11,990,672	$11,713,202	$11,128,872
Residential mortgage loans	2,085,081	2,019,807	2,015,301	2,058,514	2,028,688
Consumer loans	2,056,263	2,055,596	2,053,873	2,077,054	2,040,672
Total average loans	$16,323,897	$16,023,458	$16,059,846	$15,848,770	$15,198,232

(j) Included in nonaccrual loans are nonaccruing restructured loans totaling $81.9 million, $48.2 million, $34.8 million, $18.3 million, and $8.8 million at 12/31/16, 9/30/16, 6/30/16, 3/31/16, and 12/31/15, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Purchased credit impaired loans include loans covered by FDIC loss share agreement totaling $148.0 million, $152.3 million, $160.0 million, $168.1 million, and $170.1 million as of 12/31/16, 9/30/16, 6/30/16, 3/31/16, and 12/31/15, respectively.

HANCOCK HOLDING COMPANY Appendix A To the Earnings Release Non-GAAP Measures Reconciliations
Core net interest income (TE) and core net interest margin (TE)
	Three months ended					Twelve months ended
(dollars in thousands)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Net interest income	$167,798	$163,513	$164,969	$162,836	$158,395	$659,116	$625,174
Tax-equivalent adjustment (k)	7,516	6,784	6,196	5,343	4,240	25,839	13,588
Net interest income (TE)	$175,314	$170,297	$171,165	$168,179	$162,635	$684,955	$638,762
Purchase accounting adjustments
Net loan discount accretion (l)	4,302	5,206	5,878	6,358	6,455	21,745	38,888
Net investment premium amortization (m)	(524)	(581)	(636)	(720)	(795)	(2,460)	(3,798)
Net purchase accounting accretion	3,778	4,625	5,242	5,638	5,660	19,285	35,090
Net interest income (TE) - core	$171,536	$165,672	$165,923	$162,541	$156,975	$665,670	$603,672
Average earning assets	$21,462,188	$21,197,406	$21,147,029	$20,910,668	$20,140,432	$21,180,146	$19,173,322
Net interest margin (TE) - reported	3.26%	3.20%	3.25%	3.23%	3.21%	3.23%	3.33%
Net purchase accounting adjustments	0.07%	0.08%	0.10%	0.11%	0.11%	0.09%	0.19%
Net interest margin (TE) - core	3.19%	3.12%	3.15%	3.12%	3.10%	3.14%	3.14%

Core revenue (TE) and core pre-tax, pre-provison income (TE)
	Three months ended					Twelve months ended
(dollars in thousands)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Net interest income	$167,798	$163,513	$164,969	$162,836	$158,395	$659,116	$625,174
Noninterest income	65,893	63,008	63,694	58,186	59,653	250,781	237,284
Total revenue	$233,691	$226,521	$228,663	$221,022	$218,048	$909,897	$862,458
Tax-equivalent adjustment (k)	7,516	6,784	6,196	5,343	4,240	25,839	13,588
Purchase accounting adjustments - revenue (n)	(2,538)	(3,088)	(3,716)	(4,026)	(3,948)	(13,367)	(29,343)
Core revenue (TE)	$238,669	$230,217	$231,143	$222,339	$218,340	$922,369	$846,703
Noninterest expense	(156,283)	(149,058)	(150,942)	(156,032)	(156,030)	(612,315)	(619,655)
Intangible amortization	4,766	4,886	5,005	5,124	5,691	19,781	24,184
Nonoperating items	-	-	-	4,978	-	4,978	15,908
Core pre-tax, pre-provision income (TE)	$87,152	$86,045	$85,206	$76,409	$68,001	$334,813	$267,140

(k) Tax equivalent (TE) amounts are calculated using a marginal federal income tax rate of 35%.
(l) Includes net loan discount accretion arising from the 2011 Whitney Holding Corporation and 2009 Peoples First Community bank acquisitions.
(m) Includes net investment premium amortization arising from the 2011 acquisition of Whitney Holding Corporation.
(n) Includes net loan discount accretion and net investment premium amorization as defined in (l) and (m) and amortization of the FDIC loss share receivable related to an FDIC assisted transaction.